Exhibit 10.10

LUTHER BURBANK CORPORATION
EXECUTIVE SEVERANCE AND CHANGE IN CONTROL PLAN AND SUMMARY PLAN DESCRIPTION

1.Purpose of the Plan. Luther Burbank Corporation, a California corporation, established this Executive Severance and Change in Control Plan to provide severance protection for a select group of executives in the event of a qualifying termination of employment. The severance benefits provided under this Plan are conditioned on an Eligible Employee’s execution of a Participation Agreement upon becoming eligible for the Plan and a waiver and release of all employment-related claims against the Company at the time of a Qualifying Termination. This Plan document also serves as the summary plan description of the Plan.

2.Definitions. As used in the Plan, the following terms shall have the meanings set forth below: “Administrator” means the Compensation Committee of the board of directors of the Company or, subject to Section 9, any delegate thereof.
“Affiliate” means any entity that directly or indirectly controls, is controlled by or is under common control with, the Company.
“Base Salary” means a Participant’s annual base salary as in effect immediately prior to a termination of employment that constitutes a Qualifying Termination (disregarding any reduction in annual base salary that is the grounds for a Good Reason resignation).
“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the “Beneficial Owner” of any securities which are properly reported on a Form 13-F.
“Cause” means, as determined by the Company, the Participant’s (i) engaging in conduct which is demonstrably and materially injurious to the Company or any Affiliate, or that materially harms the reputation, good will, or business of the Company or any Affiliate; (ii) conviction of, or plea of guilty or nolo contedere (or similar plea) to, a criminal offense involving dishonesty, breach of trust, fraud, or moral turpitude; (iii) suspension, removal or prohibition from participating in the conduct of the Company’s affairs by an order issued under the Federal Deposit insurance Act or any comparable provision of federal or state law; (iv) having been found liable in any Securities and Exchange Commission or other civil or criminal securities law action or any cease and desist order applicable to Participant is entered (regardless of whether or not Participant admits or denies liability); (v) gross negligence, insubordination, or material violation of any duty of loyalty or other fiduciary duty to the Company or any other material misconduct on Participant’s part;
(vi) willful refusal or negligent failure to perform assigned duties; (vii) having used or disclosed, without authorization, confidential or proprietary information of the Company and its Affiliates;
(viii) having breached any written agreement with the Company not to disclose any information pertaining to the Company or its Affiliates or their customers, suppliers and businesses; (ix) having breached any agreement related to non-solicitation, non-competition, or the ownership or protection of the intellectual property of the Company or its Affiliates; (x) having materially breached any applicable federal, state or local laws or regulations governing Participant’s duties

LUTHER BURBANK CORPORATION
EXECUTIVE SEVERANCE AND CHANGE IN CONTROL PLAN AND SUMMARY PLAN DESCRIPTION

with the Company or any of the Company’s material policies applicable to Participant, whether currently in effect or later adopted; or (xi) failure to perform or habitual neglect of Participant’s duties after written notice thereof to Participant and a thirty (30) day cure period.
“Change in Control” means a change in control as defined in the Luther Burbank Corporation Omnibus Equity and Incentive Plan.
“Change-in-Control Period” means, in the event of a Change in Control, the period beginning on the date of the event of Change in Control and ending on the first anniversary date of the event of a Change in Control.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Company” means Luther Burbank Corporation and, unless the context indicates otherwise, its Affiliates.
“Disability” means the Participant has been physically or mentally incapacitated so as to render Participant incapable of performing the essential functions of any substantially gainful activity, that is expected to result in death, or to last for a continuous period of at least twelve (12) months. Executive’s receipt of disability benefits under the Company’s long-term disability plan or receipt of Social Security disability benefits will be deemed conclusive evidence of Disability for purposes of the Plan.
“Eligible Employee” means any employee of the Company who is classified as a section 16 officer under the Exchange Act.
“ERISA” means the Employment Retirement Income Security Act of 1974, as it may be amended from time to time.
“Good Reason” means the occurrence of any of the following circumstances, without the Participant’s written consent, which remains uncured by the Company within thirty (30) days after the Company’s receipt of notice thereof from the Participant; provided that such notice must be received by the Company within thirty (30) days after the date the circumstance constituting Good Reason first came into existence: (i) a material reduction in the Participant’s Base Salary or Target Bonus opportunity, other than a reduction that is part of and consistent with a reduction in compensation of all similarly situated employees of the Company; or (ii) a relocation of the Participant’s principal place of employment more than fifty (50) miles from the Participant’s previous principal place of employment (unless such relocation does not increase Participant’s commute by more than twenty (20) miles).
“Individual Severance Agreement” means a contractual agreement between the Company and an individual who is or becomes a Participant that provides for severance benefits outside of a Company benefit plan.
“Participant” means an Eligible Employee who becomes a participant in the Plan as set forth in Section 3.
“Participation Agreement” means an agreement, in a form adopted by the Administrator, by which an Eligible Employee agrees to participate in the Plan pursuant to its terms and conditions. “Person” shall have the meaning given in Section 3(a)(9) of the Exchange act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the

LUTHER BURBANK CORPORATION
EXECUTIVE SEVERANCE AND CHANGE IN CONTROL PLAN AND SUMMARY PLAN DESCRIPTION

stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
“Plan” means the Luther Burbank Corporation Executive Severance and Change in Control Plan and Summary Plan Description, as it may be amended from time to time.
“Qualifying Termination” means a termination of a Participant’s employment with the Company due to (i) a termination by the Company without Cause or (ii) a resignation by the Participant for Good Reason; provided that, in either case, the termination occurs while the Plan remains in effect or during an extended period in which the Participant remains eligible for Plan benefits under Section 8. For the avoidance of doubt, no Qualifying Termination shall have occurred as a result of a termination of employment that is on account of the Participant’s death, disability or voluntary retirement; due to a termination for Cause; or merely because a Participant’s employment is transferred to an Affiliate.
“Qualifying Termination Date” means, with respect to a Qualifying Termination, the date on which a Participant’s employment with the Company terminates.
“Section 409A” means section 409A of the Code, any successor provisions thereto, and the guidance issued thereunder, as mended from time to time.
“Severance Payments” means the payments and benefits for which Participants experiencing a Qualifying Termination are eligible pursuant to Section 4.
“Target Bonus” means the target bonus opportunity available to Participant and documented in the Company’s offer letter to Participant or a subsequent document approved by the Administrator.

3.Plan Participation. An Eligible Employee shall become a Participant in the Plan upon delivery of a signed Participation Agreement to the Administrator and shall remain a Participant eligible for benefits under the Plan until (i) the individual ceases to be employed by the Company under circumstances not constituting a Qualified Termination, (ii) the individual materially breaches the Participation Agreement, (iii) the Plan terminates (or the individual ceases to be an Eligible Employee due to a Plan amendment) prior to the individual’s termination of employment and any extended period during which the individual remains eligible for Plan benefits under Section 8 expires, or (iv) the individual has a Qualifying Termination and all of the Severance Payments owed to the individual have been made.

4.Severance Payments. A Participant experiencing a Qualifying Termination shall be eligible for the payments and benefits described in this Section, subject to (i) the Participant’s continued employment through the employment termination date identified in a termination notice provided by the Company or resignation notice provided by the Participant (unless this condition is waived by the Company), (ii) the Participant’s timely execution, delivery and non-revocation of a general release of claims against the Company substantially in the form provided by the Company at the time of a Qualifying Termination (“General Release”), and (iii) the Participant’s continued compliance with the terms of the General Release and any non-competition, non- solicitation, non-disclosure or similar restrictive covenant obligation owed to the Company. For the avoidance of doubt, in the event of the Participant’s material breach of the terms of the General Release or any such restrictive covenant, the Company’s obligation to pay Severance

LUTHER BURBANK CORPORATION
EXECUTIVE SEVERANCE AND CHANGE IN CONTROL PLAN AND SUMMARY PLAN DESCRIPTION

Payments shall cease, and the Company shall be entitled to repayment by the Participant of any cash Severance Payments made to the Participant.
a.Cash Severance.
i.Subject to the conditions set forth above and the terms of the General Release, upon a Qualifying Termination, the Participant shall be eligible for a cash payment equal to twelve (12) months of Base Salary. For a Qualifying Termination that occurs during a Change-in-Control Period, the Participant shall be eligible for a cash payment equal to twenty-four (24) months of Base Salary, plus two (2) times the Participant’s Target Bonus.
ii.Subject to Section 5, the cash payment shall be made in substantially equal installments, on the Company’s regular payroll schedule, commencing on the first payroll date that is at least fifteen (15) days following the Qualifying Termination Date.. Provided, however, that in no case shall any payment be made prior to the expiration of the revocation period of the General Release and any installment payment shall be delayed and instead be made (absent a revocation of the General Release) at the same time as the payment for the first installment date that occurs after the expiration of the revocation period. Notwithstanding the foregoing, if any amount of the cash payment under the Plan constitutes nonqualified deferred compensation subject to Section 409A and the time in which the Participant delivers an executed General Release could affect whether the Participant would receive such amount in the Participant’s taxable year in which the General Release review period begins or the subsequent taxable year, then such installment payment will be paid (absent a revocation of the General Release) at the same time as the payment for the earliest installment date on or following the date when the amount would have otherwise been paid (without regard to this sentence) which occurs in the subsequent taxable year.
b.Other Severance Benefits. If the Participant timely elects COBRA continued coverage under a Company group health plan, the Company shall pay the Participant an additional monthly amount, on an after tax-basis, equal to the COBRA continuation coverage premiums of such plan(s) (including coverage for any of the Participant’s eligible dependents who were covered immediately before the Participant’s termination of employment) for a period of up to twenty-four (24) months so long as the Participant continues such continuation coverage. Notwithstanding the foregoing, no such amounts shall be payable by the Company prior to the expiration of the revocation period of the General Release, provided that the Company shall pay any such withheld amounts to the Participant (absent a revocation of the General Release) promptly after the expiration of the revocation period. The Company’s obligations under this Section 4(b)(i) shall cease immediately upon the Company’s determination that providing the benefits described therein could reasonably result in a violation of applicable law or in the imposition of an excise tax on the Company.
c.Coordination with Individual Severance Agreements. Notwithstanding the foregoing, unless otherwise expressly provided in an Individual Severance Agreement referencing the Plan, the cash and in-kind benefits described in this Section 4 shall be reduced by the

LUTHER BURBANK CORPORATION
EXECUTIVE SEVERANCE AND CHANGE IN CONTROL PLAN AND SUMMARY PLAN DESCRIPTION

amount of any cash or comparable in-kind benefits the Participant is entitled to receive under any Individual Severance Agreement.
d.Clawback. Notwithstanding anything in the Plan to the contrary, the Company will be entitled to the extent permitted or required by applicable law, Company policy or the requirements of an exchange on which the Company’s common stock may be listed for trading, in each case, as in effect from time to time, to effectuate a forfeiture of all or part of the Severance Payments and/or recoup compensation of whatever kind paid by the Company pursuant to the Plan.

5.Six-Month Delay for Specified Employees. Notwithstanding any provision of this Plan to the contrary, if a Participant is a “specified employee” then, to the extent required under Treasury Regulation section 1.409A-3(i)(2), any payments that constitute “nonqualified deferral of compensation” that become due upon the Participant’s “separation from service” (other than due to the Participant’s death) and that would have been made under the terms of the Plan within the six-month period commencing on the Participant’s “separation from service” shall be delayed and instead be made as soon as practicable after the end of such six-month period. For purposes of Section 5, the terms “specified employee”, “nonqualified deferred compensation”, and “separation from service” have the meanings given to them under Section 409A.

6.Term of the Plan. The Plan is effective as of October 26, 2021 and shall remain in effect for a term of three (3) years thereafter, subject to an extension of the term or an earlier termination by the Company. No Severance Payments shall be due with respect to a termination of employment that occurs after the full term of the Plan as set forth above expires.

7.Section 280G Golden Parachute Cutback. Notwithstanding anything in the Plan to the contrary, if any Severance Payments payable to the Participant under the Plan would constitute “parachute payments” and, either alone or when combined with any other “parachute payments” payable to the Participant, would result in any “excess parachute payments” becoming subject to the excise tax imposed by section 4999 of the Code, or any successor provision thereto (the “Excise Tax”) the Company will reduce such Severance Payments to the largest amount which can be paid to Participant without triggering the Excise Tax, but only if and to the extent that such reduction would result in Participant retaining larger aggregate after-tax payments. The determination of the excise tax and the aggregate after-tax payments to be received by Participant shall be made by the Administrator. If payments are to be reduced, the payments made latest in time will be reduced first and if payments are to be made at the same time, non-cash payments will be reduced before cash payments.

8.Amendment and Termination. The Plan may be amended (including an amendment to terminate the Plan) by the Company at any time; provided that no action to amend the Plan shall become effective for a Participant for a period of six (6) months following the delivery of a notice to such Participant regarding the amendment (or, if later, the end of a change-in-Control Period that begins prior to the action to amend the Plan), during which period the Participant will continue to be eligible for Severance Payments for a Qualifying Termination (under the Plan terms in effect prior to such amendment), or (ii) impair the rights of any Participant to receive Severance

LUTHER BURBANK CORPORATION
EXECUTIVE SEVERANCE AND CHANGE IN CONTROL PLAN AND SUMMARY PLAN DESCRIPTION

Payments for a Qualifying Termination that occurs prior to the amendment (under the terms of the Plan at the time of the Qualifying Termination).

9.Administration of the Plan. The Plan shall be administered by the Administrator, whose actions and determinations in such capacity shall be final, conclusive and binding upon all persons. The Administrator may employ attorneys, consultants, accountants, agents and other individuals to assist in administration of the Plan, and the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. The Administrator shall have full authority to interpret the terms and the intent of the Plan and to adopt such rules, regulations, forms, and guidelines for administering the Plan as the Administrator may deem necessary or proper. The Administrator may delegate administrative authority of the Plan (other than the selection of Participants), in whole or in part, to one or more officers or employees of the Company, provided that no such delegates shall have the authority to interpret or administer the terms of the Plan pertaining to Participants who are subject to section 16 of the Exchange Act.

10.Claims. If a Participant believes that any benefit under the Plan to which he or she is entitled has not been provided in accordance with the terms of the Plan, the Participant or his or her authorized representative may submit a claim to the Administrator in writing, along with any information or documentation needed to process the claim. Exhaustion of the claim and review procedures of this Section is a prerequisite to the filing of any suit, action or proceeding in any court of law (or, if permitted under the Plan, before any arbitration body), to the fullest extent permitted under ERISA and other applicable law.
a.Initial Claim. The Administrator will respond to an initial claim request by written notice within 90 days after it receives the request and any such information and documentation. If the Administrator denies the claim, in whole or in part, it will give written notice of the decision to the claimant (which term includes the claimant’s authorized representative) that sets forth, in a manner calculated to be understood by the claimant, (i) the specific reason(s) for the denial, (ii) a specific reference to the pertinent Plan provision(s) on which the denial is based, (iii) any additional information or documentation the claimant may need to perfect the claim, along with an explanation of why the additional information or documentation is needed, and (iv) the procedure and timeframe for further review of the claim, including a statement regarding the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination upon review.
b.Request for Review of Claim Denial. The claimant shall have the right to make a request in writing to the Administrator to review any initial claim denial within 60 days after receiving the notice of the denial. The claimant has the right, upon written request, to review and receive copies, free of charge, of any documents, records or other information relevant to the claimant’s denied claim and may submit written comments, documents, records and other information in connection with the request for review (even if not submitted with the initial claim). The Administrator will respond to the request for review by written notice within 60 days after receiving the request. If the Administrator continues to deny the claim, in whole or in part, the notice will set forth, in a manner calculated to be understood by the claimant, (i) the specific reason(s) for the denial, (ii) a specific reference to the pertinent Plan provision(s) on which the decision is based, (iii) a

LUTHER BURBANK CORPORATION
EXECUTIVE SEVERANCE AND CHANGE IN CONTROL PLAN AND SUMMARY PLAN DESCRIPTION

statement that the claimant has the right, upon written request, to review or receive copies, free of charge, of any documents, records or other information relevant to the claimant’s denied claim, and (iv) a statement regarding the claimant’s right to bring a civil action under section 502(a) of ERISA.
c.ERISA Compliance. The claims procedures of this Section shall be construed and interpreted in a manner consistent with the applicable provisions of section 503 of ERISA.
d.Limitation on Civil Action. No suit, claim or action to seek benefits under the Plan shall be permitted that is initiated more than three (3) years following the date a Participant would first be entitled to a payment or benefit under the terms of the Plan (disregarding any period during which the Plan’s internal claim procedures described in Section 10(a) and 10(b) are pending).

11.Miscellaneous Provisions.
a.Governing Law. To the extent not preempted by ERISA or any other federal law, the Plan and the rights of all persons under the Plan shall be construed and interpreted in accordance with the laws of the state of California without regard to its conflict of law principles.
b.Effect on Other Plans. With respect to the Participants of the Plan, this Plan supersedes any severance benefit plan, policy or practice currently or previously maintained by the Company, and no Participant in the Plan shall be entitled to receive both benefits under this Plan and benefits under any other severance benefit plan, policy or practice for the same termination of employment, provided that, for the avoidance of doubt, participation in the Plan will not cause any Participant to forfeit any rights to accrued compensation and benefits that are non-forfeitable under applicable law. Section 4(c) shall govern the coordination of severance benefits between the Plan and any Individual Severance Agreement.
c.Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any section or part of a section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such section or part of a section to the fullest extent possible while remaining lawful and valid.
d.Section 409A. It is intended that the Plan will comply with Section 409A, including to the fullest extent applicable any exceptions to the requirements of Section 409A (such as, without limitation, for short-term deferrals, separation pay arrangements, reimbursement, and in-kind distributions), and the Plan shall be administered accordingly and interpreted and construed consistent with such intent. To the extent that any provision of the Plan would fail to comply with the applicable requirements of Section 409A, the Administrator may, in its sole and absolute discretion and without requiring a Participant’s consent, make such modification to the Plan and/or Severance Payments to the extent it determines necessary or advisable to comply with the requirements of Section 409A; provided, however, that the Company shall in no event be obligated to pay any interest, compensation or penalties in respect of any such modifications. If any

LUTHER BURBANK CORPORATION
EXECUTIVE SEVERANCE AND CHANGE IN CONTROL PLAN AND SUMMARY PLAN DESCRIPTION

amount payable to a Participant under the Plan is to be paid in two or more installments, each installment shall be treated as a separate payment for purposes of Section 409A.
e.No Implied Rights. No individual shall have any claim or right to become a Participant in the Plan, except pursuant to Section 3. Nothing contained in the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment. No Severance Payments shall be treated as compensation for purposes of determining any benefits payable under any Company retirement, life insurance or other employee benefit plan, unless otherwise provided under the terms of such plan or required by applicable law.
f.Withholding. The Company shall withhold from any Severance Payment all federal, state, local or other taxes as it deems necessary or appropriate to comply with applicable law.
g.No Assignment; Successors. None of a Participant’s rights or interest under the Plan shall be assigned, transferred or alienated, in whole or in part, during the lifetime of the Participant. If a Participant dies after becoming entitled to any cash Severance Payments but before the full amount of such payments are made, the unpaid cash amounts shall be paid to the Participant’s heirs or to the authorized representative of the participant’s estate as set forth in Section 4(a). This Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.
h.Unfunded Plan. The Plan shall be unfunded. The adoption of the Plan shall not be deemed to create a trust or other funded arrangement. Any rights to Severance Payments under the Plan shall be those of a general unsecured creditor of the Company.
i.Notices; Forfeiture by Missing Participant.
i.Unless notified of any change, all notices to the Company regarding the Plan must be delivered to the Administrator as set forth herein.
ii.All notices to a Participant shall be sent to the Participant’s last recorded address with the Company. It is the responsibility of each Participant to maintain a current address with the Company. A Participant who fails to update his or her address for any period when a Severance Payment is due and cannot otherwise be located by the Administrator after expending reasonable efforts shall forfeit any right or interest in any payment or benefit otherwise due such Participant under the Plan.
j.Arbitration. To the fullest extent permitted by applicable law, any dispute that may arise concerning the Plan shall be resolved via arbitration consistent with the employment arbitration rules of the American Arbitration Association, and the decision resulting from such arbitration shall be final, conclusive and binding on the parties. Notwithstanding the foregoing, the parties may seek enforcement of an arbitration award and the Company may seek injunctive relief to enforce a restrictive covenant contained in the General Release in any court of competent jurisdiction.
k.Binding Effect on Successors to the Company. The Company shall make commercially reasonable efforts to require any successor to the Company (or successor to substantially all of the business or assets of the Company) that does not otherwise assume the sponsorship of the Plan by operation of law to expressly agree in writing to fulfill any of the Company’s obligations toward any then-existing Participant that have arisen under the terms of the Plan at such time.

LUTHER BURBANK CORPORATION
EXECUTIVE SEVERANCE AND CHANGE IN CONTROL PLAN AND SUMMARY PLAN DESCRIPTION

Attachment: ERISA Rights and Plan Sponsor Information
ERISA provides that all Plan Participants shall be entitled to:
Receive Information About Your Plan and Benefits
Examine, without charge, at the plan administrator's office and at other specified locations, such as worksites and union halls, all documents governing the plan, including (if applicable) insurance contracts and collective bargaining agreements, and a copy of the latest annual report (Form 5500 Series) filed by the plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.
Obtain, upon written request to the plan administrator, copies of documents governing the operation of the plan, including (if applicable) insurance contracts and collective bargaining agreements, and copies of the latest annual report (Form 5500 Series) and updated summary plan description. The Administrator may make a reasonable charge for the copies.
Prudent Actions by Plan Fiduciaries
In addition to creating rights for plan participants ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your plan, called "fiduciaries" of the plan, have a duty to do so prudently and in the interest of you and other plan participants and beneficiaries. No one, including your employer, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA.
Enforce Your Rights
If your claim for a benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.
Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest annual report from the plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the plan administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. In addition, if you disagree with the plan's decision or lack thereof concerning the qualified status of a domestic relations order or a medical child support order, you may file suit in federal court. If it should happen that plan fiduciaries misuse the plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who

LUTHER BURBANK CORPORATION
EXECUTIVE SEVERANCE AND CHANGE IN CONTROL PLAN AND SUMMARY PLAN DESCRIPTION

should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.
Assistance with Your Questions
If you have any questions about your plan, you should contact the Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

LUTHER BURBANK CORPORATION
EXECUTIVE SEVERANCE AND CHANGE IN CONTROL PLAN AND SUMMARY PLAN DESCRIPTION

Administrative Facts

Plan Name    Luther Burbank Corporation Executive Severance and Change in Control Plan

Plan Sponsor    Luther Burbank Corporation 520 3rd Street, Floor 4 Santa Rosa, CA 95401-6414

Type of Plan    Unfunded employee welfare benefit plan that provides severance benefits

Source of Contributions to Plan    Employer payments from general corporate assets
Plan Year    The Plan Year is January 1 through December 31

Employer Identification Number    68-0270948

Plan Number    506

Plan Administrator    The Compensation Committee of the Board of Directors
c/o General Counsel & Corporate Secretary Luther Burbank Corporation
1515 W. 190th Street, Suite 275
Gardena, CA 90248
310-606-8925

Agent for Receiving Service of    Legal Department
Legal Process    Luther Burbank Corporation
1515 W. 190th Street, Suite 275
Gardena, CA 90248